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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Internet Brands, Inc.
El Segundo, California

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148257), pertaining to the 1998 Stock Plan, 2000 Stock Plan, and 2007 Equity Plan, of Internet Brands, Inc. of our report dated March 11, 2008, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO SEIDMAN LLP
BDO Seidman, LLP
Los Angeles, California

March 11, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm